EXHIBIT 10.19

                   MEMORANDUM OF UNDERSTANDING
                          by and between

      Roamer One, Inc. and Midland International Corporation


THIS MEMORANDUM OF UNDERSTANDING IS ENTERED INTO THIS 18TH DAY OF APRIL, 1995 by and between Midland International Corporation ("MIC") of Kansas City, Missouri and Roamer One, Inc. ("Roamer") of Torrance, California for the purposes of establishing a joint marketing effort for 220 MHZ mobile radio product.

THE FOLLOWING PARAGRAPHS SET FORTH OUR MUTUAL INTENTIONS AND
AGREEMENTS:


1. Roamer shall purchase and supply to MIC at their facility in Kansas City, Mo., 3,600 mobile radios bearing the Roamer One trademark logo.

2. The price for the radio will be determined by a weighted average unit cost of $461.11 plus applicable freight and duties.

3. MIC shall use its best efforts to solicit for, identify, and contract with potential dealers and resellers of the Roamer radio.

4. MIC shall offer the Roamer radio at prices and terms consistent with those mutually agreed upon by MIC and Roamer as established or amended from time to time.

5. Roamer agrees that in establishing its price points, the price shall be such that MIC shall earn no less than a 17% gross profit margin on the most favorable terms offered to dealers.

6. Roamer agrees to pay a sales commission to MIC equal to 2% of the agreed upon weighted average price for each Roamer radio sold by the MIC sales staff.

7. MIC shall promptly, or in any event no later than 60 days after a sale, pay to Roamer the agreed upon price for each radio sold less than 2% commission then due and payable by Roamer to MIC.

8. MIC agrees to support and administer the warranty program as published by the manufacturer of the radio.

9. MIC agrees to limit the sale of the Roamer radio to those dealers, firms, individuals, end users, or others who have either (i) signed the Roamer One Dealer Agreement, or
    (ii) those who have been otherwise previously authorized by Roamer.
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10. MIC agrees that it shall not offer for sale any other radio product for use on the 220 MHZ spectrum within the United
    States.

11. Roamer agrees that MIC shall be the exclusive provider of 220 MHZ radios to the Roamer authorized dealers, with the exception of the products manufactured by firms other than Securicor.

12. Roamer agrees to fund a co-operative advertising program for Roamer dealers recruited by MIC. The amount will be equal to an initial $200 allocation and a 3% of purchase fund available for draw down.

CONDITIONS PRECEDENT

    1. Roamer will have signed and executed that certain financing agreement as negotiated between INTEK
         Diversified Corporation, Roamer One, Inc., Simmonds
         Communications, Ltd., Securicor, and Linear Modulation
         Technology Limited.

    2. The understandings and agreements contained herein shall be subject to the approval of the respective
         Boards of Directors of Simmonds Communications, Ltd.,
         Midland International Corporation, and INTEK
         Diversified Corporation.

LIMITATIONS

    1. This understanding shall only apply to the first 3,600 mobile radios delivered by Securicor and bearing the Roamer One logo.

    2. This understanding shall terminate on the sale of all inventory as described in (1.) above.

    3. This understanding shall not be affected by a change of control of either company and shall inure to the benefit of their successors or assignees.

CONTINUING RELATIONSHIP

    - Both parties agree to continue the joint marketing of 220 MHZ radio products so long as it is in their best interests to do so; and furthermore, to continue negotiations to establish a more permanent relationship. The parties agree to define and enter into a definitive agreement for the distribution of 220 MHZ product no later than September 1, 1995, and until such time warrant that no similar agreement shall be entered into with any other third party.
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PRESS RELEASES

    - No press releases on the content of the subject matter contained herein shall be issued by any of the parties to this Memorandum of Understanding or their affiliates or parent companies, without the prior review and consent of each party.

Agreed and accepted on this 18th day of April, 1995 on behalf of Midland International Corporation



/s/ Scott Henderson
Scott Henderson
Senior Vice President, Sales

Agreed and accepted on this 18th day of April, 1995 on behalf of Roamer One, Inc.



/s/ David Neibert
David Neibert
President